UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2023

GUARDION HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38861	47-4428421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2925 Richmond Avenue, Suite 1200

Houston, Texas 77098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 873-5141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GHSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 5, 2023, Guardion Health Sciences, Inc. (the “Company”) held a special meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders (i) approved an amendment to the Company’s Certificate of Incorporation to combine the Company’s outstanding shares of common stock into a lesser number of outstanding shares (the “Reverse Stock Split”), at a specific ratio for the combination, up to a maximum of a 1-for-100 split, with the exact ratio to be determined by the Company’s board of directors in its sole discretion; and (ii) to effect the Reverse Stock Split, if at all, within one year of the date the proposal is approved by the Company’s stockholders.

Stockholders of record at the close of business on December 2, 2022 (the “Record Date”) were entitled to notice of and to one vote for each share of common stock held by such stockholder. On the Record Date, there were 61,600,823 shares of common stock issued and outstanding. In addition, there were 495,000 shares of Series C preferred stock and 5,000 shares of Series D preferred stock issued and outstanding on the Record Date.

Each share of common stock was entitled to one vote per share held on the Record Date. Each share of Series C preferred stock was entitled to vote on any matter with the holders of common stock on an as converted basis. The Series C preferred stock and the Series D preferred stock do not have any voting rights except with respect to a reverse stock split proposal, including the Reverse Stock Split proposal presented at the Meeting, or otherwise as required by law. With respect to the Reverse Stock Split proposal, (i) each share of share of Series C preferred stock was entitled to 63.4196 votes on such proposal, and (ii) each share of Series D preferred stock was entitled to 1,000,000 votes on such proposal, which is referred to as supermajority voting; however the votes by the holders of Series D preferred stock was counted in the same “mirrored” proportion as the aggregate votes cast by the holders of common stock and Series C preferred stock who voted on the Reverse Stock Split proposal. The Series C preferred stock and Series D preferred stock were only entitled to vote with respect to the Reverse Stock Split proposal.

On the Record Date, there were 5,092,993,525 votes with respect to the common stock outstanding (including 31,392,702 shares of common stock issuable upon conversion of the Series C preferred stock and 5,000,000,000 votes available with respect to the Series D preferred stock), of which 5,040,974,742 were represented at the Meeting, or approximately 98.97% of the total voting power on the Record Date, which was sufficient to constitute a quorum pursuant to the Company’s Second Amended and Restated Bylaws, as amended, and to transact business.

Set forth below are the final voting results for the Reverse Stock Split proposal:

Proposal No. 1 – Approval of granting the Board discretionary authority to effectuate the Reverse Stock Split

Stockholders of the Company approved granting the Board discretionary authority to effectuate the Reverse Stock Split. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,387,681,596	1,653,054,731	238,415	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDION HEALTH SCIENCES, INC.
Date: January 6, 2023
	By:	/s/ Bret Scholtes
	Name:	Bret Scholtes
	Title:	Chief Executive Officer